EX-23.1

                             CONSENT OF ACCOUNTANTS

Henry Schiffer, C.P.A., a P.C.
315 South Beverly Drive, Suite 302
Beverly Hills, California 92012
(310) 286-6830


November 13, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Internet Business's International, Inc. - Form S-8

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-
8 of my report dated September 10, 2001 in Internet Business's
International, Inc.'s Form 10-K, and to all references to my firm included in this Registration Statement.

Sincerely,


/s/  Henry  Schiffer, C.P.A., a P.C.
Henry Schiffer, C.P.A., a P.C.